Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of June 20, 2012, by and among Innovaro, Inc., a Delaware corporation, with headquarters located at 2109 Palm Avenue, Tampa, Florida 33605 (the “Company”), and the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

WHEREAS:

A. The Company and the Buyers desire to enter into this transaction to purchase the Common Shares (as defined below) and Warrants (as defined below) pursuant to a currently effective shelf registration statement on Form S-3, which has sufficient unallocated securities available for sale as of the date hereof (Registration Number 333-165859) (the “Registration Statement”), which Registration Statement has been declared effective in accordance with the Securities Act of 1933, as amended (the “1933 Act”), by the United States Securities and Exchange Commission.

B. Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) that aggregate number of shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers attached hereto (which aggregate number for all Buyers shall be 271,740 and shall collectively be referred to herein as the “Common Shares”), and (ii) Series A Warrants, in substantially the form attached hereto as Exhibit A (the “Warrants”), to acquire up to that number of shares of Common Stock set forth opposite such Buyer’s name in column (4) of the Schedule of Buyers (as exercised, collectively, the “Warrant Shares”), which Warrant Shares shall be issued pursuant to the Registration Statement or, if such Registration Statement is not available at the time of issuance of such Warrant Shares, shall be issued solely pursuant to the cashless exercise provisions of the Warrant as securities exempt from registration pursuant to Section 3(a)(9) of the 1933 Act.

C. The Common Shares, the Warrants and the Warrant Shares collectively are referred to herein as the “Securities.”

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1. PURCHASE AND SALE OF COMMON SHARES AND WARRANTS.

(a) Purchase of Common Shares and Warrants.

(i) Common Shares and Warrants. The Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, shall purchase from the Company on the Closing Date (as defined below), (x) the number of Common Shares as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers, and (y) Warrants to acquire up to that number of Warrant Shares as is set forth opposite such Buyer’s name in column (4) on the Schedule of Buyers.

(ii) Closing. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York City time, on the date hereof (or such later date as is mutually agreed to by the Company and the Buyer) at the offices of Sutherland Asbill & Brennan LLP, 1275 Pennsylvania Ave. NW, Washington, DC 20004.

(iii) Purchase Price. The aggregate purchase price for the Common Shares and the Warrants to be purchased by such Buyer at the Closing (the “Purchase Price”) shall be the amount set forth opposite such Buyer’s name in column (5) of the Schedule of Buyers.

(b) Form of Payment. On the Closing Date, (i) each Buyer shall pay the Purchase Price to the Company for the Common Shares and the Warrants to be issued and sold at the Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions and (ii) the Company shall (A) cause Computershare Trust Company, Inc., the Company’s transfer agent, to credit such aggregate number of Common Shares that such Buyer is purchasing as is set forth opposite such Buyer’s name in column (3) of the Schedule of Buyers to such Buyer’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or at the Buyer’s election, issue a certificate, registered in the share register in the name of the Buyer or its designee, for such number of Common Shares, and (B) deliver to each Buyer the Warrants (allocated in the amounts as the Buyer shall request) which such Buyer is purchasing, in each case duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

2. BUYER’S REPRESENTATIONS AND WARRANTIES. Each Buyer, severally and not jointly, represents and warrants with respect to only himself, herself or itself that:

(a) Control Shares. Such Buyer is aware of the provisions of Rule 144 promulgated under the 1933 Act as they apply to securities of the Company held by “control persons” of the Company and agrees to comply with the provisions thereof in connection with the public resale of the Securities to the extent that such Buyer is a control person of the Company. A “control person” of company is generally anyone who directly or indirectly controls the management and affairs of the company, including its executive officers, directors and certain large shareholders.

3. COVENANTS. For so long as any of the Warrants remain outstanding, the Company shall use its reasonable best efforts to maintain the effectiveness of the Registration Statement for the issuance thereunder of the Registrable Securities (as defined below); provided that, if at any time while the Warrants are outstanding the Company shall be ineligible to utilize Form S-3 (or any successor form) for the purpose of issuance of the Registrable Securities the Company shall use its reasonable best efforts to promptly amend the Registration Statement on such other form as may be necessary to maintain the effectiveness of the Registration Statement for this purpose. For the purpose of this agreement, “Registrable Securities” means (i) the Warrant Shares issued or issuable upon exercise of the Warrants and (ii) any shares of capital stock of the Company issued or issuable with respect to the Warrant Shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitations on exercise of the Warrants.

4. MISCELLANEOUS.

(a) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e) Entire Agreement; Amendments. This Agreement constitutes the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements and understandings, written and oral, among the parties with respect to the subject matter hereof. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Buyer. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

(f) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Warrants.

(g) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

(h) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as are reasonably necessary in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(i) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[Signature Page Follows]

IN WITNESS WHEREOF, the Buyers and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY: INNOVARO, INC.

By:	/s/ Carole R. Wright
Name: Carole R. Wright
Title: CFO

IN WITNESS WHEREOF, the Buyers and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYER: MARK BERSET

/s/ Mark Berset
Name: Mark Berset

[Signature Page to Securities

Purchase Agreement]

IN WITNESS WHEREOF, the Buyers and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYER: IIM HOLDING II, LLC

By:	/s/ Bruce Lucas
	Name:	Bruce Lucas

	Title:	Managing Member

[Signature Page to Securities

Purchase Agreement]

EXHIBIT A

[Form of Series A Warrant]

SCHEDULE OF BUYERS

(1)	(2)	(3)	(4)	(5)
Buyer	Address and Facsimile Number	Number of Common Shares	Number of Series A Warrant Shares	Purchase Price
Mark Berset	One Beach Drive S.E. Second Floor St. Petersburg, FL 33701	217,392	108,696	$200,000
	PHONE - (727) 289- 6807

IIM Holding II, LLC	700 Central avenue St Petersburg, FL 33747 Phone - 727-400- 3969 Fax - 888-804-2131	54,348	27,174	$50,000

[Signature Page to Securities

Purchase Agreement]